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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-36881 of PICO Holdings, Inc. (the "Company") on Form S-8 of our reports dated March 9, 2004, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in
2002) appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

San Diego, California
March 10, 2004

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